Bank of South Carolina Corporation S-8

Exhibit 4

019548

NUMBER

BSCC

Bank of South Carolina Corporation

Charleston, South Carolina

SHARES

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 065066 10 2

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID, NO PAR VALUE AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

BANK OF SOUTH CAROLINA CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

Dated:

SECRETARY

BANK OF SOUTH CAROLINA CORPORATION
CORPORATE SEAL
1995

PRESIDENT

COUNTERSIGNED AND REGISTERED:
SUNTRUST BANK
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY